                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

         [   ]    Preliminary Proxy Statement

         [   ]    Confidential, for Use of the Commission Only (as
                  permitted by Rule 14a-6(e)(2)).

         [ X ]    Definitive Proxy Statement

         [   ]    Definitive Additional Materials

         [   ]    Soliciting Material Pursuant to section 240.14a-11(c) or
                  section 240.14a-12.

                               SKYLINE CHILI, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
             (Name of Person(s) Filing Proxy Statement if other than
                                 the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [ X ]    No fee required.

         [   ]    Fee computed on table below per Exchange Act Rules
                  14a-6(i)(4) and 0-11.

                           1) Title of each class of securities to which transaction applies:


                                    -------------------------------------------

                           2) Aggregate number of securities to which transaction applies:


                                    -------------------------------------------


                           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):


                                    -------------------------------------------

                           4)      Proposed maximum aggregate value of
                                   transaction:


                                   -------------------------------------------



                           5)      Total fee paid:


                                   -------------------------------------------

         [   ]    Fee paid previously with preliminary materials.

         [   ]    Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           1)      Amount Previously Paid:


                                   -------------------------------------------


                           2)      Form, Schedule or Registration Statement No.:


                                   -------------------------------------------


                           3)      Filing Party:


                                   -------------------------------------------


                           4)      Date Filed:


                                   -------------------------------------------

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                             OF SKYLINE CHILI, INC.
                          TO BE HELD ON MARCH 11, 1997


TO:      THE SHAREHOLDERS OF SKYLINE CHILI, INC.


         Notice is hereby given that the 1997 Annual Meeting of the Shareholders (the "Meeting") of Skyline Chili, Inc. (the "Company"), an Ohio corporation, will be held on Tuesday, March 11, 1997 at 2:00 p.m., E.S.T., at the Cincinnati Marriott, 11320 Chester Road, Sharonville, Ohio 45246, for the following purposes:

         (1) To elect seven directors to hold office until the next Annual Meeting of the Shareholders and until their successors shall have been duly elected and qualified;

         (2) To ratify the Board of Directors' selection of Ernst & Young LLP as the Company's Independent Auditors for its fiscal year ending October 26, 1997; and

         (3) To transact such other business as may properly be brought before the Meeting, or any adjournment thereof.

         The Company's Board of Directors designated February 3, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof. Only shareholders of record at the close of business on February 3, 1997 will be entitled to vote at the Meeting. The Company's shareholders are invited to attend the Meeting. Whether or not you expect to attend, we urge you to sign, date and return the enclosed proxy card in the enclosed, postage pre-paid envelope. If you attend the Meeting, you may vote your shares in person, after revoking your proxy.

         REGARDLESS OF HOW MANY SHARES YOU OWN, YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

CINCINNATI, OHIO                                BY ORDER OF THE BOARD
FEBRUARY 11, 1997                               OF DIRECTORS,



                                                MARK J. ZUMMO
                                                SECRETARY

                             SKYLINE CHILI, INC.

                      1997 ANNUAL SHAREHOLDERS' MEETING

                      MARCH 11, 1997 - 2:00 P.M., E.S.T.
                      ----------------------------------

                    DIRECTIONS TO THE CINCINNATI MARRIOTT
                    -------------------------------------


         To reach the Cincinnati Marriott from downtown Cincinnati:

                  Take I-75 North.

                  Exit off of I-75 at Exit 15, Sharon Road.

                  Turn left at the end of the exit ramp.

                  Travel west on Sharon Road until you reach the second traffic light.

                  Turn right at that traffic light onto Chester Road.

                  Travel north on Chester Road approximately 0.6 miles. The Cincinnati Marriott is on your right at 11320 Chester Road.

                                 PROXY STATEMENT
                                       FOR
                       1997 ANNUAL MEETING OF SHAREHOLDERS

                               SKYLINE CHILI, INC.


Cincinnati, Ohio                                              February 11, 1997

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Skyline Chili, Inc. (the "Company") of proxies to be voted at the Company's 1997 Annual Meeting of Shareholders (the "Meeting"). The Meeting will be held on Tuesday, March 11, 1997 at 2:00 p.m. E.S.T., at the Cincinnati Marriott, 11320 Chester Road, Sharonville, Ohio 45246, to act upon the following:

         (1) The election of seven directors to serve until the 1998 Annual Meeting of Shareholders;

         (2) The proposal to ratify the selection of Ernst & Young LLP as the Company's Independent Auditors for its 1997 fiscal year; and

         (3) Such other business as may properly come before the Meeting or any adjournment thereof.

         All shares of the Company's common stock represented by duly executed proxies, in the form accompanying this Proxy Statement, received by the Board of Directors prior to the Meeting will be voted at the Meeting. Where shareholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted "FOR" the Board's nominees for director and "FOR" the proposal described in Part II of this Proxy Statement. A shareholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving notice of such revocation to the Company in writing or at the Meeting, or by filing with the Company a duly executed proxy bearing a later date. The mere presence at the Meeting of the person appointing a proxy does not revoke the proxy.

         The Company's Board of Directors fixed the close of business on February 3, 1997, as the record date for determining the shareholders who are entitled to notice of, and who may vote at, the Meeting. As of the record date, the Company had 3,390,273 shares of no par value common stock (the "Common Stock") outstanding. Each share of common stock is entitled to one vote.

         The mailing address of the principal executive offices of the Company is 4180 Thunderbird Lane, Fairfield, Ohio 45014. The Company's telephone number at that address is (513) 874-1188. This Proxy Statement and the accompanying form of proxy will be mailed to the Company's shareholders on or about February 11, 1997. The Company's Annual Report to Shareholders for its fiscal year ended October 27, 1996, including consolidated financial statements, is also enclosed with this Proxy Statement.

                            I. ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

NOMINEES FOR ELECTION AS DIRECTORS
----------------------------------

         Seven directors will be elected at the 1997 Annual Meeting of Shareholders to hold office until the 1998 Annual Meeting, and until their successors are duly elected and qualified. The Board of Directors has designated the seven nominees described below as candidates for election as directors at the 1997 Annual Meeting. Each of the seven nominees is currently a director of the Company and all were previously elected by the shareholders.

         The shares represented by the accompanying form of proxy will be voted as specified thereon, or if no instructions are given, "FOR" the Board's nominees. If any nominee should become unavailable for any reason, it is intended that the persons named as proxies in the accompanying form of proxy will vote for the election of such other person as the Board of Directors may recommend in place of such nominee. The Board of Directors is not aware of any circumstances under which any of the nominees described below would decline or become unavailable to serve. The candidates receiving the greatest number of votes cast by shareholders present in person or by proxy at the Meeting, a quorum being present, will be elected as directors. The Company's Amended Articles of Incorporation do not permit cumulative voting in the election of directors.

         The name, age, principal occupation, business experience and period of previous service as a director of the Company, of each of the nominees for election to the Company's Board of Directors are set forth below. No individual was selected as a director or nominee pursuant to any arrangement or understanding with any other person, except that pursuant to the provisions of certain consulting agreements entered into between the Company and Lambert, Christie and William N. Lambrinides, the Company has agreed to nominate them for election as directors at each Annual Meeting of Shareholders during the consulting term. For a description of the consulting agreements, see, "Executive Compensation - Employment Contracts and Termination of Employment and Change-In-Control Arrangements."


                                                                                                                  YEAR FIRST
                                             PRINCIPAL OCCUPATIONS, OTHER DIRECTORSHIPS AND                       ELECTED AS
NAME OF NOMINEE                      AGE     POSITIONS WITH THE COMPANY                                           A DIRECTOR
---------------                      ---     --------------------------                                           ----------

Lambert N. Lambrinides               73      Mr. Lambrinides has served as the Company's Chairman                    1965
                                             of the Board since October 1994 and is currently a
                                             consultant to the Company. Mr. Lambrinides served as
                                             the Company's Senior Chairman of the Board from
                                             November 1992 to October 1994 and as its Chairman of
                                             the Board from 1984 to November 1992.  Prior to that
                                             time, Mr. Lambrinides served as the Company's
                                             President.

NAME OF NOMINEE                      AGE     PRINCIPAL OCCUPATIONS, OTHER DIRECTORSHIPS AND                       YEAR FIRST
---------------                      ---     POSITIONS WITH THE COMPANY                                           ELECTED AS
                                             --------------------------                                           A DIRECTOR
                                                                                                                  ----------

Kevin R. McDonnell                   44      Mr. McDonnell has served as the Company's President                     1992
                                             and Chief Executive Officer since October 1994.  Mr.
                                             McDonnell served as the Company's President, Chief
                                             Operating Officer and Chief Financial Officer from
                                             November 1992 to October 1994 and served as its
                                             Executive Vice President and Chief Financial Officer
                                             from December 1991 to November 1992.  Mr.
                                             McDonnell joined the Company in January 1991 as its
                                             Director of Finance and Chief Financial Officer.

Christie N. Lambrinides              69      Mr. Lambrinides is currently a consultant to the                        1965
                                             Company. Mr. Lambrinides served as a Vice President of
                                             the Company from 1965 to October 1994 and also served
                                             as the Company's Secretary (1981 to October 1994).

William N. Lambrinides               69      Mr. Lambrinides is currently a consultant to the                        1965
                                             Company. Mr. Lambrinides served as a Vice President of
                                             the Company from 1965 to October 1994 and also served
                                             as the Company's Treasurer (1980 to October 1994) and
                                             Assistant Secretary (1985 to October 1994).

Lawrence R. Burtschy                 60      Mr. Burtschy is currently the Chairman of L.R. Burtschy                 1985
                                             & Company, an investment management firm, and has
                                             been so engaged since 1969.  Mr. Burtschy is also a
                                             director of Hillenbrand Industries, a diversified
                                             manufacturing corporation in the health care, casket and
                                             funeral services, and consumer durables industries.

David A Kohnen                       59      Mr. Kohnen is currently a financial and business                        1990
                                             consultant and has been so engaged since September
                                             1994. Prior to that time, Mr. Kohnen was a member of
                                             the law firm of Kohnen & Patton, Cincinnati, Ohio.

Joseph E. Madigan                    64      Mr. Madigan is currently the Chairman of the Board of                   1990
                                             Directors, the Executive Committee and the Audit
                                             Committee of Cardinal Realty Services, Inc. Mr.
                                             Madigan is also a corporate financial consultant and has
                                             been so engaged since 1988.  Prior to that time, Mr.
                                             Madigan served as the Executive Vice President and
                                             Chief Financial Officer of Wendy's International, Inc.
                                             from 1980 to 1987, and as a director of Wendy's
                                             International, Inc. from 1981 to 1987.  Wendy's
                                             International, Inc. is primarily engaged in the business of operating, developing, and franchising a system of
                                             distinctive quick-service restaurants.  Mr. Madigan is
                                             also a director of the Cooker Restaurant Corp.

OTHER INFORMATION CONCERNING BOARD AND BOARD COMMITTEES
-------------------------------------------------------

         During fiscal 1996, the Company's Board of Directors met four times. Each incumbent director attended 75% or more of all of the meetings of the Board and the Board Committees of which he was a member during fiscal 1996.

         The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating Committee, and the Committees administering the Company's 1986 Stock Option Plan and 1990 Stock Option and Stock Incentive Plan.

         The Executive Committee currently consists of Joseph E. Madigan, Chairman, Kevin R. McDonnell, Lambert N. Lambrinides and David A. Kohnen. The Executive Committee may exercise any of the powers and authority of the Board in the interval between meetings of the full Board, except the authority to fill vacancies on the Board or any Committees. The Executive Committee did not meet during fiscal 1996.

         The Audit Committee is currently comprised of Mr. Madigan, Chairman, Mr. Burtschy, Mr. Kohnen, Mr. Christie N. Lambrinides and Mr. William N. Lambrinides. The Audit Committee met twice during fiscal 1996. The Audit Committee reviews and approves the Company's annual financial statements, and reviews external and internal auditing matters. The Audit Committee is also responsible for the selection of the Company's independent auditors, subject to the approval of the Board, and reviews with representatives of the independent auditors the scope of their examination, their fees, the results of their examination, and any conditions requiring attention identified by them regarding internal controls.

         The Compensation Committee is currently comprised of Mr. Burtschy, Chairman, Mr. Madigan, Mr. Kohnen and Mr. Lambert N. Lambrinides. The Compensation Committee met twice during fiscal 1996. The Compensation Committee determines the compensation of the Company's executive officers, reviews the officers' and key employees' compensation programs, and monitors the Company's stock option, stock incentive, profit sharing, bonus, and other compensation plans.

         The Nominating Committee is currently comprised of Mr. Burtschy, Mr. William N. Lambrinides and Mr. Christie N. Lambrinides. The Nominating Committee did not meet during fiscal 1996. The Nominating Committee develops criteria for selecting and retaining Board members. The Nominating Committee will consider shareholder recommendations for nominees for membership on the Board, provided such recommendations, together with a description of the proposed nominee's qualifications and other relevant biographical information and the written consent of the proposed nominee to act as a director if nominated and elected, are submitted to the Company's Secretary.

         During fiscal 1996, the committees administering the Company's 1986 Stock Option Plan and 1990 Stock Option and Stock Incentive Plan consisted of Mr. Lambert N. Lambrinides, Mr. William N. Lambrinides and Mr. Christie N. Lambrinides. Effective November 1, 1996, they were replaced by Mr. Madigan, Mr. Kohnen and Mr. Burtschy. These Committees determine those employees and officers who will be granted options under the plans, the number of shares for which options will be granted, the exercise price, the time of exercise, and the other material terms of the options. The members of these Committees are not eligible to receive options under the Company's two stock option plans.

         Lambert N. Lambrinides, William N. Lambrinides and Christie N. Lambrinides are brothers.

         In April 1995, in connection with a dispute over certain legal billing practices, Mr. Kohnen plead guilty to one count of mail fraud involving a total of $3,600. Mr. Kohnen offered to resign from the Board. The directors requested Mr. Kohnen to remain on the Board in recognition of the value of his current and prior services as a director.

EXECUTIVE OFFICERS OF THE COMPANY
---------------------------------

     The following table lists the names and ages of all of the executive officers of the Company, and indicates all positions and offices with the Company held by such persons. No person other than those listed below has been chosen to become an executive officer of the Company:


NAME                                               AGE          POSITION WITH THE COMPANY
----                                               ---          -------------------------

Lambert N. Lambrinides                              73          Chairman of the Board and Director

Kevin R. McDonnell                                  44          President, Chief Executive Officer and Director

Jeffry W. Shelton                                   33          Corporate Vice President - Finance, Chief Financial
                                                                Officer and Treasurer

Thomas L. Allen                                     34          Corporate Vice President - Marketing

Victor L. Peeples                                   44          Corporate Vice President -
                                                                Restaurant Operations

Phillip M. Lewis, Jr.                               54          Corporate Vice President - Real Estate and Construction

     The Company's executive officers serve at the discretion of the Board of Directors and are elected on an annual basis. Each of the Company's current executive officers will serve until the first meeting of the Board of Directors following the Meeting, and until his successor has been duly elected and qualified. There is no understanding between any executive officer and the Company or any other person pursuant to which any executive officer was or is to be elected or appointed to such position.

     The following is a brief summary of the business experience of Messrs. Shelton, Allen, Peeples and Lewis. For a description of the business experience of Messrs. Lambert N. Lambrinides and McDonnell, see "Nominees for Election as Directors" above.

     Jeffry W. Shelton was elected the Company's Corporate Vice President - Finance in October 1996, and he has served as Chief Financial Officer and Treasurer since December 1994. He served as Vice President from December 1994 to October 1996. He served as the Company's Vice President/Controller from December 1992 to December 1994. He joined the Company in April 1989 and has served as its Controller since November 1990. Mr. Shelton is a certified public accountant.

     Thomas L. Allen was elected the Company's Corporate Vice President - Marketing in December 1991. Mr. Allen joined the Company as Director of Marketing in January 1991. Prior to joining the Company, he was employed as an account supervisor with Ads & Associates in Cincinnati, Ohio from May 1989 to January 1991, and prior to that in various capacities in the areas of advertising, sales and marketing for Sive/Young and Rubicam and the Procter & Gamble Distributing Co.

     Victor L. Peeples was elected the Company's Corporate Vice President - Restaurant Operations in December 1991. Mr. Peeples joined the Company as Director - Restaurant Operations in August 1991. Prior to joining the Company, Mr. Peeples was employed as Director of Restaurant Operations by Wharfside Restaurants in Jasper, Indiana from November 1987 to August 1991. Wharfside Restaurants is a franchisee of Long John Silvers, Wendy's, Grandy's, Jerry's and Day's Inn. Mr. Peeples has also served as Franchise Area Director for Wendy's International and held positions of Manager Trainee, Restaurant Manager, Area Training Supervisor, District Manager and Regional Projects Manager for Taco Bell.

     Phillip M. Lewis, Jr. was elected as the Company's Corporate Vice President
- Real Estate and Construction in October 1996. Mr. Lewis joined the Company in October 1995 as its Director-Real Estate Administration and Construction. From July 1994 to October 1995, Mr. Lewis was the principal of P.M. Lewis, Inc., a firm providing construction consulting services. Prior thereto he served as Corporate Director Facility Engineering for Hook-SuperX, Inc.

BENEFICIAL OWNERSHIP OF COMMON STOCK
------------------------------------

     The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock as of February 3, 1997, by:
(i) each person or entity known to the Company to be a beneficial owner of more than 5% of the Company's common stock, (ii) each director, nominee for director, and executive officer named in the Summary Compensation Table, and (iii) all directors and officers of the Company as a group. Except as otherwise indicated in the footnotes, the individual named has sole voting and dispositive power over the shares, and the individual's business address is 4180 Thunderbird Lane, Fairfield, Ohio 45014.


--------------------------------------------------------------------------------
                                                   SHARES           PERCENTAGE
                                                BENEFICIALLY            OF
NAME OF BENEFICIAL OWNER                            OWNED          OWNERSHIP(1)
--------------------------------------------------------------------------------
Lambert N. Lambrinides(2)(3)                       601,333           17.74%
--------------------------------------------------------------------------------
Christie N. Lambrinides(2)(4)                      628,033           18.52%
--------------------------------------------------------------------------------
William N. Lambrinides(2)(5)                       658,233           19.42%
--------------------------------------------------------------------------------
Lawrence R. Burtschy(6)
14 Fulton Street
P.O. Box 933
Charleston, South Carolina 29402                   269,311            7.94%
--------------------------------------------------------------------------------
William G. Kagler(7)
18 Hampton Court
Cincinnati, Ohio 45208                             405,762           11.43%
--------------------------------------------------------------------------------
Kevin R. McDonnell(7)                               87,500            2.52%
--------------------------------------------------------------------------------
Thomas L. Allen (7)                                 27,500              **
--------------------------------------------------------------------------------
Victor L. Peeples (7)                               27,500              **
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
David A. Kohnen (8)
1818 Carew Tower
Cincinnati, Ohio 45202                                 53,455         1.58%
--------------------------------------------------------------------------------
Joseph E. Madigan (9)
9457 Avemore Court
Dublin, Ohio 43017                                      2,000           **
--------------------------------------------------------------------------------
All Directors and Officers as a Group
(11 Persons) (7)                                    2,368,615        66.95%
--------------------------------------------------------------------------------

NOTES:

         **Less than One Percent (1)%

(1) Assumes 3,390,273 shares of common stock outstanding as of February 3, 1997, plus, with respect to each individual or group named, the number of shares of common stock subject to options held by them which are or will become exercisable on or before April 3, 1997.

(2) The Lambrinides brothers disclaim any beneficial ownership in each other's shares.

(3) Includes 460,333 shares owned by Mr. L. Lambrinides in his name alone and 141,000 shares owned by his spouse in her name alone. Nothing in this Proxy Statement should be construed as an admission by Mr. L. Lambrinides that he beneficially owns the shares owned by his spouse.

(4) Includes 502,333 shares owned by Mr. C. Lambrinides in his name alone, 120,000 shares owned by his spouse in her name alone, and 5,700 shares owned by his spouse's Individual Retirement Account. Nothing in this Proxy Statement should be construed as an admission by Mr. C. Lambrinides that he beneficially owns the shares owned, directly or indirectly, by his spouse.

(5) Includes 507,333 shares owned by Mr. W. Lambrinides in his name alone, and 150,900 shares owned by his spouse in her name alone. Nothing in this Proxy Statement should be construed as an admission by Mr. W. Lambrinides that he beneficially owns the shares owned by his spouse.

(6) Includes: (a) 51,434 shares owned by Mr. Burtschy in his name alone and 30,000 shares held in joint tenancy with his spouse, with whom he shares voting and dispositive powers; (b) 67,550 shares owned by Mr. Burtschy's spouse in her name alone; (c) 43,027 shares held by L.R. Burtschy & Company, an Ohio corporation, of which Mr. Burtschy is the Chairman; and (d) 77,300 shares owned by the George C. Hillenbrand September 11, 1985 Trust, of which Mr. Burtschy is one of three co-trustees, with shared voting and dispositive powers. Mr. Burtschy disclaims any beneficial ownership in the Trust's shares, other than the shared voting and dispositive powers. Nothing in this Proxy Statement should be construed as an admission by Mr. Burtschy that he beneficially owns the shares owned by his spouse.

(7) Includes shares subject to options which are or will become exercisable on or before April 3, 1997 in the following amounts: Mr. Kagler, 161,017; Mr. McDonnell, 80,000; Mr. Allen, 27,500; Mr. Peeples, 27,500;
         and all directors and officers as a group, 147,750.

(8) Includes 45,455 shares owned by Mr. Kohnen in his name alone, 2,000 shares owned by his spouse in her name alone, and 6,000 shares owned by his three children. Nothing in this Proxy Statement should be construed as an admission by Mr. Kohnen that he beneficially owns the shares owned by his spouse or children.

(9) Consists of 2,000 shares owned indirectly by Mr. Madigan's Keogh Retirement Plan Trust.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-----------------------------------------

         Based solely upon: (i) a review of Forms 3 and 4 and amendments thereto furnished to the Company during its 1996 fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its 1996 fiscal year, and (ii) certain written representations received by the Company, to the best of the Company's knowledge, there were no directors, officers or beneficial owners of more than 10% of the Company's Common Stock that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the Company's 1996 fiscal year.

EXECUTIVE COMPENSATION
----------------------

         Summary Compensation Table
         --------------------------

         The following Table summarizes all compensation earned by or granted to the Company's Chief Executive Officer and certain other most highly compensated executive officers for all services performed by them for the Company during its last three completed fiscal years:



                                                                           ---------------------------------
                                                                                      LONG-TERM
                                            ANNUAL COMPENSATION                      COMPENSATION
                                      ----------------------------------------------------------------------
                                                                                 AWARDS            PAYOUTS
--------------------------------------                                     -----------------------------------------------
                                                                OTHER      REST-                                 ALL
NAME AND PRINCIPAL                                              ANNUAL     RICTED                                OTHER
POSITION DURING FISCAL         FISCAL                           COMPEN-    STOCK                   LTIP          COMPEN-
1996                           YEAR      SALARY(1)     BONUS    SATION     AWARDS        OPTIONS   PAYOUTS(2)    SATION(3)
--------------------------------------------------------------------------------------------------------------------------
Kevin R. McDonnell,            1996      $140,000     $85,000      ----        ----       10,000        ----       $6,612
President and Chief            1995       130,000      48,750      ----        ----       20,000        ----        5,796
Executive Officer              1994       108,654      46,500      ----        ----         ----     $60,000        4,198
--------------------------------------------------------------------------------------------------------------------------
Thomas L. Allen, Corporate     1996        78,846      47,900      ----        ----          ---        ----        4,075
Vice President-Marketing       1995        73,846      27,500      ----        ----       10,000        ----        4,111
                               1994        70,000      34,664      ----        ----         ----      60,000        2,610
--------------------------------------------------------------------------------------------------------------------------
Victor L. Peeples,             1996        90,938      48,000      ----        ----          ---        ----        4,648
Corporate Vice President -     1995        85,865      28,500      ----        ----       10,000        ----        4,472
Restaurant Operations          1994        80,961      34,840      ----        ----         ----      60,000        3,101
-----------------------------  ------- ----------  ----------  --------  ----------  -----------   ---------     --------

(1) Includes amounts deferred at the election of the named executive officer pursuant to the Skyline Chili, Inc. Non-Qualified Deferred Compensation Plan (the "Non-Qualified Plan") during fiscal 1996, 1995 and 1994.

(2) For fiscal 1994, consists of the total cash payout to the named executive officer under the Company's long-term incentive compensation plan covering fiscal years 1992, 1993 and 1994. For a description of the Company's current long-term incentive compensation plan, see the discussion under the "Long Term Incentive Plan ("LTIP") Awards Table."

(3) Consists of the amount of the discretionary and matching contributions made by the Company to the Skyline Chili, Inc. Profit Sharing Plan ("401(k) Plan") and the Non-Qualified Plan and allocated to the account of the named executive officer.

         Stock Option Plans
         ------------------

         The Company's 1986 Stock Option Plan (the "1986 Plan") became effective on September 18, 1986 and terminated on September 18, 1996 upon the expiration of its ten-year term. No further options may be granted under the 1986 Plan. Subject to adjustment in the case of certain changes in the capital structure of the Company, there were as of February 3, 1997 outstanding non-qualified options under the 1986 Plan to purchase a total of 104,000 shares of the Company's common stock, and these options will continue to be exercisable according to their terms. The 1986 Plan is administered by a Committee of the Board of Directors of the Company, consisting of not less than three "non-employee" directors. A non-employee director is a director who is not an officer or employee of the Company and who does not, apart from being a director, have a material business relationship with the Company or an interest in a material transaction with the Company. Subject to the limitations contained in the 1986 Plan, the Committee has complete authority to interpret the 1986 Plan and to take all other actions necessary or advisable for the proper administration of the 1986 Plan. The price per share payable by a participant on the exercise of each option granted under the 1986 Plan was determined by the Committee; however, the exercise price of each option cannot be less than 85% of the fair market value of the Company's common stock on the date of the grant. The exercise price of any option granted under the 1986 Plan may be paid in cash, or in the discretion of the Committee in shares of common stock, or in any combination thereof.

         The Company's 1990 Stock Option and Stock Incentive Plan (the "1990 Plan") became effective on March 7, 1990 and will terminate on March 7, 2000. The following kinds or types of awards may be granted under the 1990 Plan: (i) incentive stock options, (ii) non-qualified stock options, (iii) stock appreciation rights, (iv) restricted stock, (v) performance units, and (vi) other stock unit awards or bonuses. Subject to adjustment in the case of certain changes in the capital structure of the Company, a maximum of 434,017 shares of the Company's common stock are currently available for issuance pursuant to awards granted under the 1990 Plan. The 1990 Plan is administered by a committee of the Board of Directors of the Company, consisting of not less than three "non-employee" directors. Subject to the limitations contained in the 1990 Plan, the Committee has the sole and complete authority to select participants, to grant awards, to determine the terms and conditions of the awards, to interpret the 1990 Plan, and to take all other actions necessary or advisable for the proper administration of the 1990 Plan. Only persons who are officers or full-time employees of the Company are eligible to participate in and receive awards under the 1990 Plan. Neither the members of the Committee nor any member of the Company's Board of Directors who is not also an officer or full-time employee may participate in the 1990 Plan. The purchase price per share, payable by a participant upon the exercise of each option granted under the 1990 Plan is determined by the Committee. However, the exercise price of each non-qualified stock option cannot be less than 85% of the fair market value of the Company's common stock on the date of the grant, and the exercise price of each incentive stock option cannot be less than 100% of such fair market value. The exercise price of any option granted under the 1990 Plan may be paid in cash, or in the discretion of the Committee in shares of common stock, or in any combination thereof.

         Option Grants Table
         -------------------

         The following table summarizes certain information concerning options to purchase shares of common stock granted during fiscal 1996 to each of the named executive officers.


----------------------------------------------------------------------------------------------------------------------------------
                                                                     OPTION GRANTS IN FISCAL 1996
                                                                           INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------------------------------------------
                               NUMBER OF SECURI-           PERCENT OF TOTAL
                               TIES UNDERLYING             OPTIONS GRANTED TO
                               OPTIONS GRANTED             EMPLOYEES IN FISCAL       EXERCISE OR BASE PRICE
NAME                           (1)                         YEAR (2)                  ($/SHARE)                   EXPIRATION DATE
----------------------------------------------------------------------------------------------------------------------------------
Kevin R. McDonnell                10,000                           25%                     $4.31                 September 9, 2006
----------------------------------------------------------------------------------------------------------------------------------
Thomas L. Allen                    -----                          ----                   ----                           --------
----------------------------------------------------------------------------------------------------------------------------------
Victor L. Peeples                  -----                          ----                   ----                            -------
----------------------------------------------------------------------------------------------------------------------------------

(1) The options described in the table vest at the rate of 25% per year beginning September 9, 1997. The options will also vest immediately in the event of a change-in-control of the Company.

(2) The Company granted stock options for a total of 40,000 shares to all employees during fiscal 1996.

         Aggregated Option Exercises in Fiscal 1996 and Fiscal Year-End Option
         ---------------------------------------------------------------------
         Values
         ------

         The following table summarizes certain information concerning the number and the fiscal 1996 year-end value of unexercised options held by the named executive officers. The named executive officers did not exercise any options during fiscal 1996.

                                   ------------------------------------------------------------------------------------------------
                                                                 FISCAL 1996 YEAR-END OPTION VALUES
                                   ------------------------------------------------------------------------------------------------
                                     NUMBER OF SECURITIES UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS
                                             OPTIONS AT FISCAL YEAR-END                         AT FISCAL YEAR-END(1)
-----------------------------------------------------------------------------------------------------------------------------------


NAME                                     EXERCISABLE             UNEXERCISABLE             EXERCISABLE        UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------------
Kevin R. McDonnell                         69,500                   30,500                  $179,893              $52,588
-----------------------------------------------------------------------------------------------------------------------------------
Thomas L. Allen                            25,000                   10,000                    55,313               20,938
-----------------------------------------------------------------------------------------------------------------------------------
Victor L. Peeples                          25,000                   10,000                    56,913               20,938
-----------------------------------------------------------------------------------------------------------------------------------

(1) The average of the bid and asked prices per share of the common stock on October 25, 1996, the last business day of the Company's 1996 fiscal year, was $5.125 as reported on the Nasdaq Stock Market.

         Long Term Incentive Plan ("LTIP") Awards Table
         ----------------------------------------------

         The following table summarizes certain information regarding each award made to a named executive officer during fiscal 1996 under any LTIP.

                        ---------------------------------------------------------------------------------------------
                                            LONG-TERM INCENTIVE PLANS - AWARDS IN FISCAL 1996(1)
                        ---------------------------------------------------------------------------------------------
                                                                           Estimated Future Payouts Under
                                                                            Non-Stock Price-Based Plans
------------------------                                        -----------------------------------------------------
                        PERFORMANCE OR OTHER PERIOD UNTIL          THRESHOLD              TARGET          MAXIMUM
NAME                    MATURATION OR PAYOUT                       ($ OR #)               ($ OR #)        ($ OR #)
---------------------------------------------------------------------------------------------------------------------
Kevin R. McDonnell      3 year period ending October 26, 1997                              $40,000
---------------------------------------------------------------------------------------------------------------------
Thomas L. Allen         3 year period ending October 26, 1997                              $40,000
---------------------------------------------------------------------------------------------------------------------
Victor L. Peeples       3 year period ending October 26, 1997                              $40,000
---------------------------------------------------------------------------------------------------------------------

(1) The Company has adopted a separate long-term incentive compensation plan that could result in cash bonuses being paid to the plan's participants at the end of the Company's 1997 fiscal year. Bonuses will be paid under this plan only if the Company exceeds certain earnings and financial position targets and meets minimum stock price and new franchised unit targets (the "Target Amount"). The total amount of bonuses to be paid, if any, will be equal to a varying percentage of any actual amounts in excess of the Target Amount. The plan's current participants are the following five executive officers: the President and Chief Executive Officer; the Chief Financial Officer; the Corporate Vice President Marketing; the Corporate Vice President - Restaurant Operations; and the Corporate Vice President - Real Estate and Construction. The Company has accrued $176,000 under this plan based on fiscal 1996 and fiscal 1995 results, 50% of which will be divided equally between the first four participants and 50% of which will be divided equally between all five participants. The accrued amount could be increased or decreased based on fiscal 1997 results. There is no maximum limit on amounts that could be paid under this plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-
-----------------------------------------------------------------
CONTROL ARRANGEMENTS
--------------------

         Agreements with Executive Officers
         ----------------------------------

         The Company has entered into "Employment Agreements" with Kevin R. McDonnell, its President and Chief Executive Officer, Thomas L. Allen, its Corporate Vice President - Marketing, and Victor L. Peeples, its Corporate Vice President - Restaurant Operations. These Employment Agreements provide that if the officer's employment with the Company is terminated by the Company without cause, including in connection with a change-in-control of the Company, the officer will become entitled to certain severance benefits, including: (i) the continuation of his salary and medical benefits for a period of one year, (ii) a pro-rata share of his annual and long-term bonus, and (iii) the continuation of the term of his stock options for a period of one year. The officer's receipt of these severance benefits is conditioned upon the officer providing the Company with a written general release and reaffirming or entering into certain confidentiality and non-compete covenants. These Employment Agreements expire in June 1998.

         Consulting Agreements with Lambrinides Brothers.
         ------------------------------------------------

         Lambert N. Lambrinides, Christie N. Lambrinides and William N. Lambrinides (the "Lambrinides Brothers") retired as full-time employees of the Company, effective October 30, 1994. The Company and the Lambrinides Brothers have entered into consulting agreements dated August 31, 1994, pursuant to which each of the Lambrinides Brothers will provide consulting and related services to the Company in consideration for an annual consulting fee of $125,000. As part of these consulting services, the Lambrinides Brothers have agreed to assist the Company in maintaining the high quality of the Company's food products, in developing new food products, and in training designated employees of the Company in the preparation of the Company's secret recipe chili. The initial term of the consulting agreements expired at the end of fiscal 1996, and they were renewed for fiscal 1997 by mutual agreement of the parties. The consulting agreements may be further renewed on an annual basis by mutual agreement of the parties. It is anticipated that the consulting agreements will be renewed for fiscal 1998. The consulting agreements will terminate if there is a change-in-control of the Company. During the term of the consulting agreements, the Company will provide the Lambrinides Brothers with reasonable expense reimbursements and certain insurance and other fringe benefits. During fiscal 1996, the Company paid or reimbursed the Lambrinides Brothers for such items in the following amounts: Lambert Lambrinides - $9,187; Christie Lambrinides - $4,282; and William Lambrinides - $3,689. The Lambrinides Brothers and their spouses may continue to participate in the Company's health care plan in their capacity as directors. If one of the Lambrinides Brothers dies during the term of the consulting agreement, his annual consulting fee will be continued for a period of six months. The consulting agreements contain confidentiality and non-compete provisions. The Lambrinides Brothers intend to continue their services as directors of the Company.

         Stock Option Agreements
         -----------------------

         All of the Company's stock option agreements with its officers and employees provide that the options will become 100% vested and exercisable in the event of a change-in-control of the Company.

DIRECTORS COMPENSATION
----------------------

         During fiscal 1996, each member of the Company's Board of Directors who was not also an employee of the Company received an annual fee of $10,000 for serving as a director. In addition, such directors received a fee of $850 for attendance at each Board meeting, and a fee of $750 for attendance at each Board Committee meeting. Directors who were also employees of the Company did not receive any separate fees for serving on the Company's Board or for attending Board or Committee meetings.

RELATED PARTY TRANSACTIONS
--------------------------

         During all or part of the Company's 1995 and 1996 fiscal years, five of the Company's franchised restaurants were owned and operated by corporations or other business entities which are or were owned or partially owned by directors, executive officers, or more than 5% shareholders of the Company, or by members of their immediate families.

         Charis, Inc. owns and operates one franchised Skyline Chili Restaurant located in Cincinnati, pursuant to the terms and conditions of one of the Company's standard Individual Restaurant Franchise Agreements. Charis, Inc. is an Ohio corporation owned by John Lambrinides, who is a son of Lambert N. Lambrinides.

         JoJonco, Inc. owns and operates one franchised Skyline Chili Restaurant located in Cincinnati, pursuant to the terms and conditions of one of the Company's standard Individual Restaurant Franchise Agreements. JoJonco, Inc. is an Ohio corporation owned by Joseph Lambrinides, who is a son of Lambert N. Lambrinides.

         In fiscal 1995 and fiscal 1996, Kajac, Inc. owned and operated one franchised Skyline Chili Restaurant located in Cincinnati, pursuant to the terms and conditions of one of the Company's standard Individual Restaurant Franchise Agreements. Kajac, Inc. is an Ohio corporation owned by Joseph Lambrinides.

         Ronjo Joint Venture owns and operates one franchised Skyline Chili Restaurant located in Cincinnati, pursuant to the terms and conditions of one of the Company's standard Individual Restaurant Franchise Agreements. Ronjo is an Ohio partnership owned in part by an entity owned by Joseph Lambrinides.

         The Company and Joseph Lambrinides are parties to a Skyline Chili Restaurants Development Option Agreement (the "Option Agreement") dated July 30, 1991. The Option Agreement provides Joseph Lambrinides with the exclusive right to develop up to three Skyline Chili Restaurants as franchises in three locations in and around the greater Cincinnati, Ohio area or to exercise a right of first refusal to develop as a franchise any location that the Company intends to develop as a Skyline Chili Restaurant within the area in and around Cincinnati, Ohio, lying west of Interstate 75 and within the Interstate 275 beltway. The right of first refusal is for one location only and must be taken in lieu of one of the three identified locations, so that Joseph Lambrinides may develop a maximum of three franchises under the terms of the Option Agreement. The Option Agreement contains a development schedule for the three franchise locations. If Joseph Lambrinides fails to meet the development schedule, his rights under the Option Agreement will terminate. In order to exercise his right to develop a location under the Option Agreement, Joseph Lambrinides is required to enter into one of the Company's standard Individual Restaurant Franchise Agreements for that location. Joseph Lambrinides has exercised his right to develop two locations under the Option Agreement.

         In January 1996, GaBi Enterprises, Ltd., an Ohio limited liability company, owned and managed in part by William G. Kagler, a more than 5% shareholder and former executive officer and director of the Company, purchased one parcel of unimproved real estate (approximately .66 acres) from the Company for a total purchase price of $197,000, its approximate appraised value. The Company and GaBi Enterprises, Ltd. have also entered into one of the Company's standard Individual Restaurant Franchise Agreements, pursuant to which GaBi has constructed and now operates a franchised Skyline Chili Restaurant on the site purchased from the Company. The Company had purchased the site in May 1995 for $186,000 and had incurred certain additional development costs in the amount of approximately $11,000.

         In October 1994, the Company acquired LCW Skyline Co. ("LCW"), the owner of one of the Company's franchised restaurants. The owners of LCW were Lambert N. Lambrinides, Christie N. Lambrinides and William N. Lambrinides (the "Shareholders"), each of whom was an executive officer and is a director and more than 5% shareholder of the Company. As consideration for the acquisition, the Company issued 77,333 shares of its common stock to each of Shareholders, having a value of $3.125 per share and an aggregate value of $725,000. LCW has been merged into the Company.

              II. RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
                             (ITEM 2 ON PROXY CARD)

         The Audit Committee of the Company's Board of Directors has selected the firm of Ernst & Young LLP as the Company's independent auditor for fiscal 1997. The Company's Board of Directors has ratified this selection. Ernst & Young LLP has been the Company's independent auditor since fiscal 1984, and the Board believes it desirable and in the best interest of the Company to continue the employment of that firm. Although not required by law, the Board is seeking shareholder ratification of this selection. A representative of Ernst & Young LLP will be present at the 1997 Annual Shareholders Meeting, will be available to answer appropriate questions, and will be given an opportunity to make a statement if he or she desires.

         Authorization by a majority of the votes cast at the Meeting will be required for ratification of this appointment. The Board of Directors recommends a vote "FOR" this proposal.

               III. SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         In order for proposals of shareholders to be considered for inclusion in the Company's Proxy Statement and Proxy Form for the 1998 Annual Meeting of Shareholders, such proposals must be received by the Secretary of the Company by October 16, 1997.

                                IV. OTHER MATTERS

         THE ACCOMPANYING FORM OF PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

         The expenses of the solicitation of the proxies for the 1997 Annual Meeting of Shareholders, including the cost of preparing, assembling and mailing the Notice, Proxy, Proxy Statement and return envelopes; the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, will be paid by the Company. In addition to the mailing of the proxy material, solicitation may be made in person or by telephone by officers, directors or regular employees of the Company.

         The Board of Directors is not aware of any other matters which may properly be presented for action at the meeting. If, however, other matters are properly presented, the accompanying Proxy will be voted in accordance with the best judgment of the Proxy-holders with respect to such matters.

CINCINNATI, OHIO                           BY ORDER OF THE BOARD OF DIRECTORS,
FEBRUARY 11, 1997


                                           KEVIN R. MCDONNELL, PRESIDENT AND
                                           CHIEF EXECUTIVE OFFICER

                              SKYLINE CHILI, INC.
                             4180 THUNDERBIRD LANE
                             FAIRFIELD, OHIO 450114


         The undersigned hereby appoints KEVIN R. MCDONNEL and LAMBERT N. LAMBRINIDES, and each of them with power of substitution, the proxies of the undersigned to represent and to vote as indicated below, all of the Common Shares of Skyline Chili, Inc. held of record by the undersigned on February 3, 1997, at the Annual Meeting of Shareholders of Skyline Chili, Inc. to be held on March 11, 1997, and at any adjournments thereof, for the following purposes:

(1) The election of the following seven nominees so serve as directors of the Company until the next Annual Meeting of Shareholders: LAMBERT N. LAMBRINIDES, CHRISTIE N. LAMBRINIDES, WILLIAM N. LAMBRINIDES, LAWRENCE R. BURTSCHY, DAVID A. KOHNEN, JOSEPH E MADIGAN, KEVIN R. MCDONNELL.

[ ] FOR all nominees listed        [ ] WITHHOLD authority to  (INSTRUCTIONS: To withold authority to vote for any individual
    (except as marked to the           vote for all nominees   nominee, write that nominee's name in the space provided below.)
    contrary to the right).            listed.
                                                              -----------------------------------------------------------

(2) Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 1997.

               [ ] FOR       [ ] AGAINST        [ ] ABSTAIN

(3) In their discretion, the proxies are authorized to vote on all other matters (none known at the time of the solicitation of this Proxy) which may properly come before the Annual Meeting, or any adjournments thereof.

Either of said proxies, or substitutes, who shall be present and shall act at the Annual Meeting, shall have and may exercise all the powers of said proxies hereunder.

           PLEASE MARK YOUR PROXY, SIGN IT AND DATE IT, AND RETURN IT
                      PROMPTLY IN THE ENVELOPE PROVIDED.

Skyline Chili, Inc.
c/o Corporate Trust Services-15th Floor
MD 1090F5
38 Fountain Square Plaza
Cincinnati, OH 45263



                                  NAME APPEARS




                                  detach here
 ................................................................................


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER INDICATED BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE INDICATED IN THE SPACES PROVIDED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL PERSONS NAMED AS NOMINEES IN ITEM (1), AND WILL BE VOTED "FOR" THE PROPOSAL DESCRIBED IN ITEM (2). The undersigned hereby acknowledges receipt of the notice of the Annual Meeting of Shareholders dated February 11, 1997, the Proxy Statement furnished herewith, and the Company's 1996 Annual Report to Shareholders. Any proxy heretofore given to vote said shares is hereby revoked.



                                                                NUMBER OF SHARES
                NAME APPEARS

                                            -----------------------------------
                                                          Signature

                                            -----------------------------------
                                                             Date

                                           This Proxy is solicited on behalf of
                                           the Company's Board of Directors